               EXHIBIT 23.1-- CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statements of EMC Corporation on Form S-8 (File Nos. 33-71262, 33-71598, 33-63665, 333-
1375 and 333-5133) of our report dated January 23, 1997, on our audits of the consolidated financial statements and financial statement schedule of EMC Corporation as of December 31, 1996 and December 30, 1995 and for the years ended December 31, 1996, December 30, 1995, and December 31, 1994, which report is included in this Annual Report on Form 10-K.

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 27, 1997